* The confidential material marked by brackets contained herein has been omitted and has been separately filed with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                SUPPLY AGREEMENT

     THIS Agreement is made this 6th day of October, 1997 by and between PharmaPrint Inc., a corporation organized and existing under the laws of the State of Delaware having its principal place of business at 4 Park Plaza, Suite 1900, Irvine, California 92614 and its subsidiaries, including PharmaPrint B.V., and Whitehall-Robins Healthcare, a division of American Home Licensed Products Corporation, a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at Five Giralda Farms, Madison, New Jersey 07940 ("AHP").

     A. PharmaPrint has developed a method for the identification, characterization of and regulation of the amounts of bioactive components in herbal products and is seeking to commercialize certain of the herbal products identified, characterized and regulated thereby.

     B. PharmaPrint has developed technological know-how, obtained patents and filed patent applications relating to and/or covering the subjects of Paragraph A above.

     C. Concurrently herewith, AHP and PharmaPrint have entered into license agreements under which AHP has acquired certain exclusive rights to market such herbal products within specified territories.

     D. AHP desires to secure a coordinated and continuous manufacture and supply of said herbal products.

                                   ARTICLE I

                                  DEFINITIONS

     Terms defined in this Article I shall for all purposes of this Agreement, as the same may be amended or supplemented from time to time, have the meaning herein specified.

     1.1 The term "Effective Date" shall mean the date first written hereinabove.

     1.2 The term "OTC Market" shall have the same meaning as set forth in Paragraph 1.18 of the License Agreement (U.S.).

     1.3 The term "FDA" shall mean the Federal Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereto as well as governmental agencies of comparable jurisdiction in countries within the Territory other than the United States.

     1.4 The term "GMP" means the good manufacturing practice regulations of the FDA as described in the United States Code of Federal Regulations or any successor regulations in the United States and as may be described in comparable regulations in force in countries within the Territory other than the United States, as applicable. For DSHEA Licensed Products, "GMP" shall mean compliance with the regulations of the United States Dietary Supplement Health and Education Act of 1994 and comparable regulations in force in countries within the Territory other than the United States, as applicable.

     1.5 The term "Government Approvals" shall mean any approvals, licenses, registrations or authorizations, howsoever called, of any United States federal, state or local regulatory agency, department, bureau or other government entity, including the FDA, necessary for the manufacture, use, storage, transport or sale, both interstate and intrastate, in the Territory of Licensed Products. In the case of DSHEA Licensed Products, the term "Government Approvals" shall mean compliance with the applicable sections of the United States Dietary Supplement Health and Education Act of 1994. In countries of the Territory other than the United States, "Governmental Approvals" shall mean comparable regulations to those noted above.

     1.6 The term "License Agreements" shall mean the License Agreement (U.S.) and License Agreement (Foreign) granting certain rights to AHP, as executed by the parties concurrently with this Agreement.

     1.7 The term "Affiliate" shall mean any company which directly or indirectly through stock ownership or through other arrangement is controlled by either of the parties.

     1.8 The term "Licensed Product" shall have the meaning set forth in the License Agreements and shall include DSHEA Licensed Products. Licensed Products shall comply with the Specifications defined below.

     1.9 The term "Contract Year" shall mean, for the initial Contract Year, the period commencing on the Effective Date and ending 365 days thereafter. Subsequent Contract Years will commence upon the anniversary of the Effective Date and end 365 days thereafter.

     1.10 The term "Specifications" shall mean the specifications for the Licensed Products set out in Schedule A of the License Agreements.

     1.11 The term "Territory" shall mean those countries, and their respective territories, possessions and affiliated Commonwealths as are then in effect in the License Agreements.

     1.12 The term "Contractor" shall mean a third party manufacturer of Licensed Product(s) who agrees to manufacture such Licensed Product(s) for PharmaPrint during the term of this Agreement.

     1.13 The term "DSHEA Licensed Products" shall mean those products the sale of which is governed by the United States Dietary Supplement Health and Education Act of 1994.

     1.14 The term "Global Shortage" relates to the botanical raw material from which a Licensed Product is produced and shall mean either (i) the unavailability of such raw material, or (ii) the limited availability of such raw material to the extent that its price on the open market increases at least twenty percent (20%) over a period of one Contract Year.

                                   ARTICLE II

                                     SUPPLY

     2.1 PharmaPrint and its Affiliates shall have the right and obligation to supply to AHP and AHP Affiliates one-hundred percent (100%) of their requirements of Licensed Products in the Territory. During the period in which AHP's rights under Paragraph 2.1(a) of the License Agreement (U.S.) are exclusive, PharmaPrint and its Affiliates agree not to supply to any third party or market for sale in the Territory a Licensed Product to any party for use or sale in the OTC Market other than AHP.

     2.2 By the first day of the first Contract Year, AHP shall provide PharmaPrint with a forecast prepared in good faith of its quarterly requirements of Licensed Products for the following twenty four (24) month period, the initial twelve (12) month thereof being known as the "Initial Forecast". Purchase orders will be placed by AHP corresponding to the first three (3) months of the Initial Forecast. Throughout the term of the Agreement, AHP shall further provide PharmaPrint with a rolling monthly forecast of AHP's anticipated requirements of Licensed Products for the subsequent twelve (12) month period ("Updated Forecast"). The forecasted requirements of Licensed Products in the initial three (3) month Period of the Initial Forecast and each subsequent Updated Forecast shall be binding upon AHP. The remaining period of the Initial Forecast and each subsequent Updated Forecast shall not bind AHP to order or accept such forecasted requirements or any part thereof and shall be only for the purpose of assisting PharmaPrint and its Contractor(s) to plan their manufacturing of Licensed Products for the applicable period.

     2.3 AHP shall place purchase orders for each of the Licensed Products with PharmaPrint from time to time specifying the quantities of the Licensed Products desired, and the places to which and the manner and dates by which delivery is to be made; said delivery dates to be no earlier than ninety (90) days from the date of the purchase order unless requested by AHP and agreed to by PharmaPrint.

     2.4 PharmaPrint shall acknowledge all purchase orders within ten (10) business days of their receipt. PharmaPrint shall execute all accepted purchase orders by delivery of all ordered quantities of the Licensed Products no later than the delivery dates provided in the purchase orders of AHP to the destination recited therein, unless requested by AHP and agreed to by PharmaPrint.

     2.5 To the extent that the terms of any purchase order or acknowledgment thereof are inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

     2.6 Title and risk of loss will pass to AHP upon delivery of Licensed Products to the designated carrier of AHP at Contractor's manufacturing facility or PharmaPrint's storage facility as set forth in Schedule A or may be agreed to by the parties. The parties agree that Contractors' facilities shall be domestically located unless otherwise agreed.

     2.7 All Licensed Products supplied by PharmaPrint to AHP in response to purchase orders placed by AHP will conform to the Specifications and shall be accompanied by the applicable certificate of analysis. PharmaPrint shall further have the sole responsibility for obtaining all Government Approvals.

     2.8 PharmaPrint and/or its Contractor(s) shall procure all active ingredients, inactive ingredients and excipients necessary for the production of the Licensed Products. Title in all such materials shall reside in PharmaPrint.

     2.9 The initial prices for the Licensed Products are set forth on Schedule A. All prices for Licensed Products are F.O.B. Contractor's manufacturing or PharmaPrint's storage facility as noted in Schedule A or as may be agreed to by the parties.

     2.10 Except as set forth in Paragraph 2.16, such prices of each such Licensed Product shall remain fixed for a period of two (2) years from the date of receipt by PharmaPrint of AHP's first purchase order for each of such Licensed Products. After such two (2) year period, PharmaPrint may adjust the price of each of the Licensed Products not more than once per Contract Year upon not less than ninety (90) days written notice to AHP, to adjust for increases or decreases in raw material costs ("Raw Materials Costs"), and not more often than once in any Contract Year to adjust for increases or decreases in Contractor's manufacturing costs ("Manufacturing Costs") incurred in the manufacture of the Licensed Product. Any price adjustment hereunder shall apply only to Licensed Products sold in response to orders placed after the date on which such adjustment becomes effective. Increases or decreases in the price of the Licensed Product for Manufacturing Costs in any Contract Year shall not exceed in the aggregate sixty percent (60%) of the increase or decrease in the Consumer Price Index for the related product area published by the U.S. Department of Commerce for the preceding calendar year. PharmaPrint shall cause its Contractors to keep complete and accurate records of all Raw Materials Costs and Manufacturing Costs incurred in the manufacture and delivery of Licensed Products to AHP. PharmaPrint shall provide access to said records during reasonable business hours to a certified public accountant selected by AHP, and reasonably acceptable to PharmaPrint, who shall, at AHP's expense, have access to such records deemed by such accountant as reasonably necessary in verifying for AHP, not more often than once each calendar year, such costs incurred by PharmaPrint and/or its Contractors.

     2.11 AHP agrees to randomly inspect all shipments of Licensed Products to determine whether or not the Licensed Products are in conformity with the Specifications. In the event that any portion of the shipment of Licensed Products received by AHP fails to conform to the Specifications, AHP may reject the non-conforming Licensed Products shipment by giving written notice to PharmaPrint within sixty (60) days of AHP's receipt of the Licensed Products, which notice shall specify the manner in which the Licensed Products fail to meet the Specifications. Failing such notification, AHP will be deemed to have accepted the

Licensed Products, and PharmaPrint shall not thereafter be required to indemnify AHP for breach of its warranties under Paragraph 6.3 as to such Licensed Products, except for defects not reasonably discoverable by AHP in such inspection.

     2.12 In the event PharmaPrint does not agree that any such Licensed Product failed to meet the Specifications and PharmaPrint and AHP cannot reach agreement with respect to such Licensed Product, PharmaPrint will submit the question of whether the Licensed Product failed to meet the Specifications to an independent laboratory selected by PharmaPrint and approved by AHP for determination. The findings of such laboratory shall be binding upon PharmaPrint and AHP and the cost of such determination shall be paid by the party in error.

     2.13 PharmaPrint shall replace any Licensed Product not conforming to the Specifications forthwith, at its expense, or if it is unable to make prompt replacement, PharmaPrint shall either credit AHP's account or refund any payment made on the nonaccepted Licensed Products, depending on AHP's account balance, within forty-five (45) days of AHP's receipt of notice of AHP's nonacceptance. AHP shall return, at PharmaPrint's expense, the nonaccepted Licensed Products to PharmaPrint or its Contractor, as may be agreed by the parties.

     2.14 AHP's right to inspect and right to replacement of Licensed Products not conforming to the Specifications shall not preclude AHP from exercising or enforcing any other rights or remedies it may have to redress any loss or damage resulting from PharmaPrint's failure to supply Licensed Products conforming to the Specifications.

     2.15 PharmaPrint shall secure access for AHP to the operations and facilities of PharmaPrint and/or its Contractors wherein Licensed Products are manufactured, packaged, tested, labeled, stored and/or shipped. AHP shall have the right to inspect such operations or facilities during normal business hours, and on reasonable prior notice.

     2.16 In the event of a Global Shortage affecting at least one Licensed Product, the parties agree to discuss the institution of a temporary adjustment to the price then if effect for such Licensed Product. However, this provision in no way modifies PharmaPrint's obligations with respect to the supply of such Licensed Product during the time of such discussions or such Global Shortage.


                                   ARTICLE III

                              RIGHT TO MANUFACTURE

     3.1 In the event that PharmaPrint is unable at any time to supply commercial quantities of Licensed Products for a period of sixty (60) consecutive days for any reason, including acts of force majeure, AHP shall have the right to manufacture Licensed Products itself, or have a third party manufacture Licensed Products for AHP. The time of such manufacture by either AHP or such third party shall be for a finite duration of reasonable length in view of the complexity and costs of arranging such change in Licensed Product(s) manufacturing. As used herein, commercial quantities of Licensed Products shall mean total units of Licensed Products equal to seventy five percent (75%) of AHP's quarterly orders for the preceding two (2) quarters.

     3.2 PharmaPrint agrees that information and manufacturing directions, drawings, processing information, shop practice, standards and specifications as to the materials to be used, identification of vendors, control methods and test data, in sufficient detail to enable AHP, or a third party, to manufacture the Licensed Products (the "Manufacturing Know-How"), will be deposited with a bank designated by AHP as an independent Escrow Agent pursuant to an Escrow Agreement containing terms and conditions consistent with the provisions of this Article III. Any fees of the Escrow Agent will be paid by AHP. The aforementioned deposit of Manufacturing Know-How shall be accomplished not later than one (1) year after the Effective Date. PharmaPrint shall bear the costs and expenses incurred in the establishment of the escrow materials. PharmaPrint shall notify AHP in writing of the date of deposit of the Manufacturing Know-How. PharmaPrint warrants that such Manufacturing Know-How will contain all information referred to in the first sentence of this paragraph 3.2 necessary to make Licensed Products conforming to the Specifications.

     3.3 AHP shall have the right to access and use the Manufacturing Know-How by five (5) days' written notice to the Escrow Agent and to PharmaPrint that PharmaPrint has failed to supply commercial quantities of Licensed Products to AHP for a period of sixty (60) days.

     3.4 PharmaPrint agrees that in the event the provisions of this Article III are utilized, PharmaPrint will to the best of its ability assist AHP or a third party designated by AHP to manufacture the Licensed Products.

     3.5 If the procedure of Paragraph 3.1 is implemented, manufacture of Licensed Products and their supply to AHP shall revert to PharmaPrint on a Licensed Product-by-Licensed Product basis upon (a) notification to AHP from PharmaPrint that PharmaPrint is again able to manufacture and supply such Licensed Products, and (b) termination of any third party obligations incurred by AHP in obtaining supply of Licensed Products pursuant to Paragraph 3.1 hereof. Upon such reversion, AHP right to use the Manufacturing Know-how shall terminate.

     3.6 In the event that Licensed Product(s) are to be produced by a third party manufacturer for the benefit of AHP hereunder, such third party manufacturer shall be placed under obligations of confidentiality with respect to the Manufacturing Know-how at least as strict as those imposed upon AHP hereunder. Such third party manufacturer shall further be obligated to use such Manufacturing Know-how only for the purposes of producing Licensed Product for AHP.

                                   ARTICLE IV
                               RECALLS AND RETURNS

     4.1 In the event of a recall of any of the Licensed Products required by a governmental agency or authority of competent jurisdiction or if recall of any Licensed Products is reasonably deemed advisable by AHP, such recall shall be promptly implemented and administered by AHP in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices. In the event that a recall is required as a result of AHP's breach of its obligations hereunder, all costs and expenses incurred in connection therewith shall be borne by AHP. PharmaPrint shall bear all costs associated with such recalls not borne by AHP.

     4.2 The provisions and obligations of this Article IV shall survive any termination of this Agreement.



                                    ARTICLE V
                            WARRANTIES AND COVENANTS

     5.1 PharmaPrint represents and warrants that the execution of this Agreement and the full performance and enjoyment of the rights of PharmaPrint and AHP under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between PharmaPrint and any third party.

     5.2 PharmaPrint represents and warrants that to the best of its knowledge no patents or patent applications if issued would be infringed by the manufacture, use or sale of the Licensed Products.

     5.3 PharmaPrint warrants that all Licensed Products supplied by PharmaPrint pursuant to Paragraph 2.1 shall conform to the Specifications, be manufactured in accordance with GMP and shall comply with all applicable laws in the Territory.

     5.4 PharmaPrint shall indemnify, defend and hold harmless AHP from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) except as arise solely from events listed herebelow in paragraph 5.5, to which AHP is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) personal injury, death or property damage sustained by any person(s) resulting from the use of any Licensed Product manufactured by or for PharmaPrint, (ii) any material breach by PharmaPrint of any the warranties of PharmaPrint, or (iii) any grossly negligent or willful act or omission by PharmaPrint or its employees, agents or subcontractors.

     5.5 AHP shall indemnify, defend and hold harmless PharmaPrint from all actions, losses, claims, demands, costs and liabilities including reasonable attorneys' fees) to which PharmaPrint is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any grossly negligent or willful act or omission by AHP or its employees, agent or subcontractors,
(ii) personal injury, death or property damage sustained by any person(s) resulting from the use of any

Licensed Product manufactured by AHP or by a third party at the direction of AHP, or (iii) any labeling, advertising or promotional materials used by AHP.

     5.6 PharmaPrint shall maintain, during the term of this Agreement, comprehensive general liability insurance with an insurance carrier reasonably acceptable to AHP, which insurance policy or policies shall maintain the full products hazards provisions with Licensed Products hazards limits subject to deductibles not in excess of $10,000 per occurrence, and with at least $2,500,000 per occurrence and at least $2,500,000 overall coverage for claims of bodily injury and property damage arising out of any loss. Such policy or policies shall extend coverage with respect to occurrences during a policy period, regardless of the dates on which claims arising from such occurrences are made, and shall include AHP as named insured in such policy or policies. Both parties shall provide notice to the other of any loss, whether actual or threatened, promptly upon receipt of notice thereof.

     5.7 A party entitled to indemnification hereunder agrees to give prompt written notice (in no event later than five (5) business days following its receipt) to the indemnifying party after the receipt by such party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such party will claim indemnification pursuant to this Agreement. Unless, in the reasonable judgment of the indemnified party, a conflict of interest may exist between the indemnified party and the indemnifying party with respect to a claim, the indemnifying party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.
If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.


     5.8 The provisions and obligations of this Article V shall survive any termination or expiration of this Agreement.

                                   ARTICLE VI
                                 CONFIDENTIALITY

     6.1 (a) Except as provided in subparagraph (b) hereto, both AHP and PharmaPrint agree to keep secret and confidential all Manufacturing Know-How, regardless of its source, and except as hereinafter specifically provided, shall not disclose Manufacturing Know-How to any third person or party except such third parties who agree to maintain such Manufacturing Know-How in confidence under terms at least as restrictive as those in this Article VI.

          (b) The above provision shall not bar the disclosure of Manufacturing Know-how to a third party manufacturer as provided by Article 3 so long as the terms of Paragraph 3.6 are adhered to.

     6.2 Each of AHP and PharmaPrint shall take all such steps as are reasonably necessary to ensure that its directors, officers and employees and those of its affiliates, consultants manufacturing agents and third parties to whom it shall disclose any Manufacturing Know-How shall not disclose the same to any unauthorized person.

     6.3  Either party, however, may disclose Manufacturing Know-How:

          a) to the extent necessary by PharmaPrint, AHP and AHP Affiliates to obtain Government Approvals for Licensed Products;

          b)   to the extent necessary to file, prosecute and obtain patents;
     and/or

          c) to the extent the Manufacturing Know-How is in the public domain or enters the public domain hereafter through no fault of either party.

     6.4 The provisions of this Article VI shall remain in force during the period of this Agreement and for five (5) years thereafter, except that after termination of this Agreement, a party may disclose Manufacturing Know-How which:

          a) according to the records of the party was known to it before receipt (if any) from or on behalf of the other party;

          b) is disclosed to the party by a third party who is under no obligation of confidentiality to the other party.

     6.5 The confidentiality provisions set forth herein shall supersede those contained within the Confidentiality Agreement between the parties dated April 4, 1997.

                                   ARTICLE VII
                            DURATION AND TERMINATION

     7.1 This Agreement shall continue in full force and effect until terminated by either party pursuant to the provisions set forth in this Article VII, or until termination of the License Agreement (U.S.), whichever first occurs.

     7.2 AHP may terminate this Agreement in its entirety or on a Licensed Product-by-Licensed Product basis, in its sole discretion, at any time upon thirty (30) days written notice to PharmaPrint, provided that AHP's rights to the applicable Licensed Product(s) has also been terminated pursuant to the terms of the License Agreement(s). In such event, AHP shall remain obligated to purchase under the terms herein such quantities of Licensed Products ordered prior to the date termination becomes effective.

     7.3 PharmaPrint may terminate this Agreement in its sole discretion, upon thirty (30) days written notice to AHP, if the License Agreements, are terminated in their entirety for any reason other than expiration pursuant to paragraphs 12.1 of the License Agreements.

     7.4 Either party hereto shall be entitled to terminate this Agreement upon thirty (30) days written notice to the other party if the other party shall commit a breach of any material provision hereof and shall not within sixty (60) days from receipt of notice of such breach by the complaining party remedy the same (if capable of remedy), or offer full compensation therefor pursuant to the terms of the License Agreement(s).

     7.5 Insofar as is lawful and legally permissible, This Agreement may be terminated with immediate effect by a party upon giving written notice to the other if the other is insolvent or has committed any act of bankruptcy or an order is made or resolution passed for the winding up of the other party.

     7.6 Failure on the part of either party to exercise or enforce any right conferred upon it hereunder shall neither be deemed to be a waiver of any such right nor operate to bar the exercise or enforcement thereof at any time thereafter.


                                  ARTICLE VIII
                                SUPPLY OF SAMPLES

     8.1 During a three (3) years period commencing on the initial National Launch Date, PharmaPrint shall supply AHP with additional quantities of Product for use as marketing programs, such as their use in physician detailing or as consumer samples. Such Products shall be supplied by PharmaPrint to AHP annually at no cost to AHP, in quantities equal in value to three percent (3%) of AHP's annual purchases of Product(s).

     8.2 The additional Product supplied by PharmaPrint to AHP pursuant to the terms of Paragraph 8.1 shall be ordered by AHP periodically through submission of purchase orders as set forth in Paragraph 2.3.

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1 Any notice required or permitted under this Agreement shall be in writing and deemed to have been sufficiently provided and effectively made as of the delivery date if hand-delivered with written acknowledgment thereof, or as of the date received if mailed by registered or certified mail, postage-prepaid, and addressed to the receiving party at its respective address as follows:

               AMERICAN HOME Licensed Products CORPORATION
               Five Giralda Farms
               Madison, New Jersey 07940
               Attn: Senior Vice President and General Counsel


               PHARMAPRINT INC. (and/or PHARMAPRINT B.V.)
               4 Park Plaza
               Suite 1900
               Irvine, California 92614
               Attn: President

or such other address which the receiving party has given notice pursuant to the provisions of this Paragraph 9.1.

     9.2 The relationship of the parties under this Agreement is that of independent contractors and not as agents of each other or partners or joint venturers, and neither party shall have the power to bind the other in any way with respect to any obligation to any third party unless a specific power of attorney is provided for such purpose. Each party shall be solely and exclusively responsible for its own employees and operations.

     9.3 In the event that the performance of this Agreement or of any obligation hereunder, other than payment of money as herein provided by either party hereto is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which could not by reasonable diligence have been avoided by such party, the party so affected, upon giving prompt notice to the other party, as to the nature and probable duration of such event shall be excused from such performance to the extent and for the duration of such prevention, restriction or interference, provided that the party so affected shall use its reasonable efforts to avoid or remove such cause of non-performance and shall fulfill and continue performance hereunder with the utmost dispatch whenever and to the extent such cause or causes are removed.

     For the purpose of the preceding paragraph but without limiting the Generality thereof, the following shall be considered as not within the control of the respective party: acts of God, acts or omissions of a governmental agency, compliance with requests, recommendations, rules, regulations or orders of any governmental authority or any officer, department, agency or instrument thereof, flood, storm, earthquake, fire, war, riots, insurrection, accidents, acts of the public enemy, invasion, quarantine restrictions, strike, lockout, differences with workmen, embargoes, delays or failure in transportation and acts of a similar nature.

     9.4 Should one of the provisions of this Agreement become or prove to be null and void, such will be without effect on the validity of this Agreement as a whole. Both parties will, however, endeavor to replace the void provision by a valid one which in its economic effect is most consistent with the void provision.

     9.5 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     9.6 This Agreement and the rights and obligations hereunder shall not be assignable by either of the parties without the previous written consent of the other party, such consent not to be unreasonably withheld, except that AHP may assign this Agreement (i) in connection with the transfer of all or substantially all of

     IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be executed.

AMERICAN HOME PRODUCTS CORPORATION      PHARMAPRINT INCORPORATED

By:                                     By:
   -------------------------------         -------------------------------------
Title:                                  Title:
      ----------------------------            ----------------------------------
Date:                                   Date:
     -----------------------------           -----------------------------------



                                        PHARMAPRINT B.V.

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

                                   SCHEDULE A
                           PRICES FOR INITIAL PRODUCTS


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